Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-47672, 333-44702, 333-104922, 333-104933, 333-103679, 333-127630 and 333-159796) on Form S-8, and the Registration Statement (File No. 333-156025) on Form S-3 of Devon Energy Corporation of the references to our reports for Devon Energy Corporation, which appear in the Annual Report on Form 10-K of Devon Energy Corporation for the year ended December 31, 2009, and our report attached as Exhibit 99.2 to Amendment No. 1 to the Annual Report on Form 10-K of Devon Energy Corporation for the year ended December 31, 2009, filed on Form 10-K/A.

Ryder Scott Company, L.P. TBPE Firm Registration No. F-1580
/s/ Ryder Scott Company, L.P.

Houston, Texas
August 18, 2010

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